EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                          Certified Public Accountants,


                               dated April 9, 1999

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-11 of our report dated January 19, 1999 on our audit of the financial statements of CNL Hospitality Properties, Inc. We also consent to the reference to our Firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida

 April 9, 1999